UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             August 19, 2007

HOUSTON WIRE & CABLE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52046	36-4151663
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

10201 North Loop East Houston, TX	77029
(Address of Principal Executive Offices)	(Zip Code)

(713) 609-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 19, 2007, the boards of directors of Houston Wire & Cable Company (the “Company”) and its wholly-owned subsidiary, HWC Wire & Cable Company (the “Subsidiary”), entered into the Twelfth Amendment, dated as of August 3, 2007 (the “Twelfth Amendment”), to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among the Subsidiary, as borrower, the Company, as guarantor, the lenders named therein and Bank of America, N.A., as agent (the “Loan Agreement”).

The Twelfth Amendment became effective upon the approval by the board of directors of the Subsidiary. The Twelfth Amendment increases the maximum amount that may be borrowed under the Loan Agreement from $45 million to $55 million and modifies certain financial covenants and the covenants governing distributions by the Subsidiary to the Company to reflect the Company’s recently announced stock repurchase program. A copy of the Twelfth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Resident.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1

Twelfth Amendment, dated as of August 3, 2007, and effective August 19, 2007, to the Amended and Restated Loan and Security Agreement dated as of May 22, 2000 among HWC Wire & Cable Company, as borrower, Houston Wire & Cable Company, as guarantor, the lenders named therein and Bank of America, N.A., as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON WIRE & CABLE COMPANY

Date: August 20, 2007	By:	/s/ Charles A. Sorrentino
Charles A. Sorrentino
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Twelfth Amendment, dated as of August 3, 2007, and effective August 19, 2007, to the Amended and Restated Loan and Security Agreement dated as of May 22, 2000 among HWC Wire & Cable Company, as borrower, Houston Wire & Cable Company, as guarantor, the lenders named therein and Bank of America, N.A., as agent.